Exhibit 10.27

TRADUCCIÓN PÚBLICA

[El documento es un original que consta de 3 páginas]

Buenos Aires, June 5, 2017

MOLINO CAÑUELAS S.A.

Kennedy N° 160, Cañuelas

Province of Buenos Aires

Argentine Republic

Re.: Proposal for Partial Transfer of Stock-in-Trade — Purchase and Sale of Cereals (FAS), Purchase and Sale of Inputs, Logistical Services and Other Services. PROPOSAL OF ADDENDUM No. 5

Dear Sirs,

On behalf of COMPAÑÍA ARGENTINA DE GRANOS S.A. (hereinafter referred to as “CAGSA”), I, Carlos A. Navilli, D.N.I. [National ID Document No.] 12,657,137, am pleased to submit to MOLINO CAÑUELAS S.A.C.I.F.I.A. (hereinafter referred to as MC and, jointly with CAGSA, the “PARTIES”) the following proposal for an amendment to the Proposal for the Partial Transfer of Stock-in-Trade — Purchase and Sale of Cereals (FAS), Purchase and Sale of Inputs, Logistical Services and Other Services (hereinafter referred to as the “Proposal”) dated December 1, 2016 (hereinafter referred to as “ADDENDUM No. 5”).

WHEREAS:

(i) As of the date of this ADDENDUM No. 5, MC has exercised the purchase options granted in the Proposal.

(ii) All the respective valuations have been performed for the purpose of determining the value of each of the items of which the Stock-in-Trade is composed; and

(iii) For all relevant purposes, it is necessary to list and allocate the value of each of the items of which the Stock-in-Trade is composed.

AS A RESULT, THE PARTIES agree to the following:

ONE: THE PARTIES hereby agree that, for all relevant purposes, the total Price to be paid for the Partial Transfer of Stock-in-Trade dated December 1, 2016 must be allocated according to the following list:

Item	US$

Plants	64,000,000
Trademarks and logos	20,000,000
Non competition	218,944,000
Goodwill and other intangibles	147,056,000
TOTAL PRICE	450,000,000

TWO: All of the terms and conditions of all clauses of the Proposal that were not subject to amendment in this ADDENDUM No. 5 shall remain in full force and effect and shall govern the contractual relationship between THE PARTIES until their termination.

THREE: This proposal of ADDENDUM No. 5 shall be understood to be accepted by MC if it sends a letter to CAGSA accepting it under the reference “ACCEPTANCE OF ADDENDUM No. 5,” within a term of 15 (fifteen) days of its receipt.

Sincerely,
[illegible signature]

Carlos A. Navilli

Proxy

COMPAÑÍA ARGENTINA DE GRANOS S.A.

Cañuelas, June 6, 2017

COMPAÑÍA ARGENTINA DE GRANOS S.A.

Gobernador Guzmán N° 1253

City of Río Cuarto, Province of Córdoba

Argentine Republic

Re.: Proposal for Partial Transfer of Stock-in-Trade — Purchase and Sale of Cereals (FAS), Purchase and Sale of Inputs, Logistical Services and Other Services. ACCEPTANCE OF ADDENDUM No. 5

Dear Sirs,

As proxy of MOLINO CAÑUELAS S.A.C.I.F.I.A., I, Ricardo A. Navilli, D.N.I. [National ID No.] 13,420,134, would like to inform you of our acceptance of ADDENDUM NO. 5 dated June 5, 2017.

[illegible signature]
Ricardo A. Navilli

D.N.I. 13,420,134

Proxy

MOLINO CAÑUELAS S.A.C.I.F.I.A.

I DO HEREBY CERTIFY THAT THE FOREGOING IS, TO THE BEST OF MY KNOWLEDGE, A TRUE AND ACCURATE TRANSLATION INTO ENGLISH (2 PAGES) OF THE DOCUMENT WRITTEN IN SPANISH

ATTACHED HERETO AND TO WHICH I REFER.  IN WITNESS THEREOF I SIGN AND SEAL THIS DOCUMENT IN THE CITY OF BUENOS AIRES, ARGENTINA, ON THE 2nd DAY OF THE MONTH OF AUGUST OF 2017.

POR EL PRESENTE CERTIFICO Y DOY FE QUE LA QUE ANTECEDE ES A MI MEJOR SABER Y ENTENDER, UNA TRADUCCIÓN FIEL AL INGLÉS (2 PÁGINAS) DEL DOCUMENTO ADJUNTO REDACTADO EN ESPAÑOL, QUE HE TENIDO A LA VISTA Y AL CUAL ME REMITO. Y PARA QUE CONSTE, FIRMO Y SELLO EN LA CIUDAD AUTÓNOMA DE BUENOS AIRES, ARGENTINA, A LOS 2 DÍAS DEL MES DE AGOSTO DE 2017.